    As filed with the Securities and Exchange Commission on October 31, 2000.

                                                            Registration No. ___

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MERIDIAN GOLD INC.
               (Exact name of issuer as specified in its charter)

            Canada                                               88-0226676
(State or other Jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                  9670 Gateway Drive, Suite 200, Reno, NV 89511
              (Address of Principal Executive Offices and Zip Code)

                               MERIDIAN GOLD INC.
                            1999 SHARE INCENTIVE PLAN
                              (Full title of plan)

                                Brian J. Kennedy
                      President and Chief Executive Officer
                               Meridian Gold Inc.
                          9670 Gateway Drive, Suite 200
                                 Reno, NV 89511
                     (Name and address of agent for service)

                                 (775) 850-3777
          (Telephone number, including area code, of agent for service)

                           Copy to: Holland & Hart LLP
                           Attn: Dennis Jackson, Esq.
                       555 Seventeenth Street, Suite 3200
                             Denver, Colorado 80202

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                 Proposed                Proposed
Title of Securities to    Amount to be           maximum offering        maximum aggregate        Amount of
be registered             registered (1)         price per share(2)      offering price(2)        registration fee
------------------------------------------------------------------------------------------------------------------
Common Shares               3,551,793                $5.19                 $18,433,805                $4,867
(no par value)
------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of the Registrant to be issued pursuant to the Registrant's 1999 Share Incentive Plan. This Registration Statement also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices for the Registrant's common stock as reported on the New York Stock Exchange on October 24, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This registration statement relates to the registration of 3,551,793 shares of Common Shares, no par value, of Meridian Gold Inc. (the "Company"), issuable pursuant to awards granted pursuant to the Meridian Gold Inc. 1999 Share Incentive Plan (the "Plan"). The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus (the "Prospectus") that meet the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are hereby incorporated by reference in this registration statement:

                  1. Meridian Gold's Annual Report on Form 40-F for the fiscal year ended December 31, 1999 filed with the Commission in May, 2000.

                  2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

                  3. The description of the Company's Common Shares, without par value (the "Common Shares") contained in the "Description of Shares" of the Company's Registration Statement on Form S-4 (File No. 333-09171) filed with the Commission on July 30, 1996.

                  4. The description of certain Rights, with respect to Common Shares, contained in the "Description of Registrant's Securities to be Registered" of the Company's Registration Statement on Form 8-A filed with the Commission on May 3, 1999.

         All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in the Prospectus, this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus and this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company is incorporated under the Canada Business Corporations Act (the "CBCA"). Under the CBCA, a corporation may, except in respect of an action by or on behalf of such corporation, indemnify a director or officer, a former director or officer, or a person who acts or has acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or such body corporate if (a) he acted honestly and in good faith with a view to the best interests of the corporation and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. In respect of an action by or on behalf of such corporation or body corporate, a corporation may, with court approval, provide indemnification against all costs, charges and expenses reasonably incurred by such persons in connection with such action who fulfill the conditions set forth in (a) and (b) immediately above. Under the CBCA, a director or officer, a former director or officer or a person who acts, or has acted at a corporation's request as a director or officer of a body corporate of which such corporation is or was a shareholder or creditor is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate if (a) he was substantially successful on the merits of his defense of the action or proceeding and (b)(i) he acted honestly and in good faith with a view to the best interests of the corporation and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         The Company's Bylaws provide for the indemnification of directors and officers in Section 34. Except in respect of an action by or on behalf of the corporation, the Company will indemnify former directors or officers of the Company or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and such director or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding to which such director or officer is made a party by reason of being or having been a director or officer of such Company. With the approval of a court, the Company shall indemnify a person in respect of an action by or on behalf of the Company, to which such person is made a party by reason of being or having been a director or an officer of the Company, against all costs, charges, expenses reasonably incurred by such person in connection with such action if he (a) acted honestly and in good faith with a view to the best interests of the Company and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Without requiring the approval of a court, the Company shall indemnify any person referred to immediately above, in respect of an action by or on behalf of the Company, who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company, against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding, provided that such person has satisfied the appropriate conditions referred to in (a) and (b) immediately above.

         The CBCA permits a corporation to purchase and maintain insurance for a director or officer of the corporation, a former director or officer of the corporation or a person who acts or has acted at a corporation's request as a director or officer of a body corporate of which such corporation is or was a shareholder or creditor against any liability incurred by him (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate. The Company's Bylaws provide that the Company may purchase and maintain directors' and officers' insurance for the benefit of any person entitled to indemnification pursuant to the Bylaws, as the Company's Board of Directors may from time to time determine. The Company has in effect insurance policies in the amount of $25 million for liability insurance coverage of all of the Company's directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.               Description.
-----------               -----------

4.1 Certificate of Amalgamation (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (SEC File No. 333-11337), as filed with the Commission on September 4, 1996).

4.2 Bylaws, as amended (incorporated by reference to Exhibit 2.4 to the Company's Annual Report on Form 20-F, as filed with the Commission on May 27, 1997).

4.3 Form of Certificate representing Common Shares of the Company (incorporated by reference from Exhibit 3.4(i)(a) to the Company's Registration Statement on Form 8-B filed with the Commission on July 30, 1996).

4.4 Shareholder Rights Plan Agreement, dated as of March 19, 1999, between Meridian Gold Inc. and The Trust Company of the Bank of Montreal, as Rights Agent, including the Form of Rights Certificate, Form of Assignment and Form of Election to Exercise attached thereto as Attachment 1 (incorporated by reference from Exhibit 1.1 to the Company's Registration Statement on Form 8-A (SEC File No. 001-12003), as filed with the Commission on May 3, 1999).

4.5 Shareholder Rights Plan Amending Agreement, effective as of March 19, 1999, between Meridian Gold Inc. and The Trust Company of the Bank of Montreal, as Rights Agent (incorporated by reference from Exhibit 1.2 to the Company's Registration Statement on Form 8-A (SEC File No. 001-12003), as filed with the Commission on May 3, 1999).

4.6                       Meridian Gold Inc. 1999 Share Incentive Plan.

5.1 Opinion of Osler, Hoskin & Harcourt as to the legality of the Company Common Shares being registered.

23.1                      Consent of KPMG LLP.

23.2 Consent of Osler, Hoskin & Harcourt (contained in their opinion filed as Exhibit 5.1).

24.1                      Power of Attorney.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 2000.

                                             MERIDIAN GOLD INC.



                                             By: /s/ Brian J. Kennedy
                                                --------------------------------
                                                Brian J. Kennedy, President and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date                       Name and Title
----                       --------------
October 31, 2000           David S. Robertson,                            )
                           Director and Chairman                          )
                                                                          )
October 31, 2000           Brian J. Kennedy,                              )
                           Director, President and Chief Executive        )
                           Officer (Principal Executive Officer)          )
                                                                          )
October 31, 2000           Edward H. Colt,                                )
                           Vice President, Finance, Chief Financial       )  By: /s/ Brian J. Kennedy
                           Officer and Treasurer (Principal Financial     )      --------------------------------
                           Officer)                                       )      Brian J. Kennedy, in the capacity
                                                                          )      indicated and as Attorney-In-Fact
October 31, 2000           Peter C. Dougherty,                            )      for the named Officers and named
                           Chief Accounting Officer and Controller        )      Directors, who constitute all of
                           (Principal Accounting Officer)                 )      the Directors of the Company.
                                                                          )
October 31, 2000           Christopher R. Lattanzi,                       )
                           Director                                       )
                                                                          )
October 31, 2000           Malcolm W. McNaught,                           )
                           Director                                       )
                                                                          )
October 31, 2000           John A. Eckersley,                             )
                           Director                                       )
                                                                          )
October 31, 2000           Robert G. Matthews,                            )
                           Director                                       )
                                                                          )

                                 EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
4.1                 Certificate of Amalgamation (incorporated by reference to
                    Exhibit 4.1 to the Company's Registration Statement on Form
                    S-8 (SEC File No. 333-11337), as filed with the Commission on September 4, 1996).

4.2 Bylaws, as amended (incorporated by reference to Exhibit 2.4 to the Company's Annual Report on Form 20-F, as filed with the Commission on May 27, 1997).

4.3                 Form of Certificate representing Common Shares of the
                    Company (incorporated by reference from Exhibit 3.4(i)(a) to the Company's Registration Statement on Form 8-B filed with the Commission on July 30, 1996).

4.4                 Shareholder Rights Plan Agreement, dated as of March 19,
                    1999, between Meridian Gold Inc. and The Trust Company of the Bank of Montreal, as Rights Agent, including the Form of Rights Certificate, Form of Assignment and Form of Election to Exercise attached thereto as Attachment 1 (incorporated by reference from Exhibit 1.1 to the Company's Registration
                    Statement on Form 8-A (SEC File No. 001-12003), as filed with the Commission on May 3, 1999).

4.5                 Shareholder Rights Plan Amending Agreement, effective as of
                    March 19, 1999, between Meridian Gold Inc. and The Trust
                    Company of the Bank of Montreal, as Rights Agent
                    (incorporated by reference from Exhibit 1.2 to the Company's
                    Registration Statement on Form 8-A (SEC File No. 001-12003), as filed with the Commission on May 3, 1999).

4.6                 Meridian Gold Inc. 1999 Share Incentive Plan.

5.1 Opinion of Osler, Hoskin & Harcourt as to the legality of the Company Common Shares being registered.

23.1                Consent of KPMG LLP.

23.2 Consent of Osler, Hoskin & Harcourt (contained in their opinion filed as Exhibit 5.1).

24.1                Power of Attorney.